EXHIBIT 99.1

Consolidated Communications Announces Definitive Agreement to Sell its Virginia Properties

MATTOON, Ill., Nov. 27, 2017 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (NASDAQ:CNSL) (“Company”) has entered into an agreement to sell its Virginia properties, Peoples Mutual Telephone Company and Peoples Mutual Long Distance Company, to RiverStreet Management Services, LLC, dba RiverStreet Networks, a subsidiary of Wilkes Communications.  The divestiture allows the Company to continue to focus on its core regions and its integration of FairPoint Communications.

Peoples operates as a local exchange carrier in Virginia to the communities of Gretna, Hurt, Renan and Sandy Level providing telecommunications services to residents and businesses.

The Company’s Virginia operations contributed approximately $6.5 million of revenue in fiscal 2016.  The agreement is an all cash transaction valued at approximately $21 million, subject to certain contractual adjustments.  The closing is subject to customary regulatory approvals, which are expected to be completed in the first quarter of 2018.

“We are very excited to enter into this agreement and expand our service area into Virginia strengthening our position as a technology partner in the region,” said Eric Cramer, president and chief executive officer of Wilkes Communications and RiverStreet Networks.  “We look forward to serving the customers of Virginia and expect a seamless transition upon closing.”

Charlesmead Advisors, LLC, served as exclusive financial advisor to Consolidated Communications on the transaction.

About Consolidated Communications
Consolidated Communications Holdings, Inc. (NASDAQ:CNSL) is a leading broadband and business communications provider serving consumers, businesses of all sizes, and wireless companies and carriers, across a 24-state service area.  Leveraging its advanced fiber optic network spanning more than 36,000 fiber route miles, Consolidated Communications offers a wide range of communications solutions, including: data, voice, video, managed services, cloud computing and wireless backhaul.  Headquartered in Mattoon, Ill., Consolidated Communications has been providing services in many of its markets for more than a century.

About RiverStreet Networks
Headquartered in Wilkesboro, NC, Wilkes Communications started in 1951 as a local cooperative to serve rural Wilkes County, NC.  After completing an award-winning Fiber-to-The-Home network to all of its members, RiverStreet Networks, a tradename of Wilkes Communications, was developed to offer the latest in technologies to areas outside of the traditional Cooperative market. Wilkes Communications and RiverStreet Networks now serve residential and commercial subscribers in parts of 26 counties in North Carolina with offerings including: high speed Internet, digital television, voice, security, VoIP and business systems.

Safe Harbor
The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions.  Certain statements in this communication are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results.  There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements.  These risks and uncertainties include our ability to successfully integrate FairPoint Communications, Inc.’s operations and realize the synergies from the integration, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in our service areas; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock; restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q.  Many of these circumstances are beyond our ability to control or predict.  Moreover, forward-looking statements necessarily involve assumptions on our part.  These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Consolidated Communications Holdings, Inc. and its subsidiaries to be different from those expressed or implied in the forward-looking statements.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements.  You should not place undue reliance on forward-looking statements.

Contacts:
Lisa Hood, Investor Relations
Phone:  844-909-2675
Lisa.hood@consolidated.com

Jennifer Spaude, Media Relations
Phone:  507-386-3765
Jennifer.spaude@consolidated.com

Eric Cramer
Phone:  336-973-6112
EricCramer@wilkestmc.net

Amanda Perry
Phone:  336-973-6106
AmandaPerry@wilkestmc.net